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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of NaviSite, Inc. of our report dated May 6, 2004 relating to the financial statements of Surebridge, Inc. at December 31, 2002 and 2001 and for the years then ended, which appears in the Current Report on Form 8-K of NaviSite, Inc. dated June 10, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 3, 2005